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                                                                     EXHIBIT 1.1


                                2,800,000 Shares

                            PAMARCO TECHNOLOGIES INC.

                                  COMMON STOCK


                             UNDERWRITING AGREEMENT


                             EVEREN Securities, Inc.
                          Janney Montgomery Scott Inc.
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                                2,800,000 Shares

                            PAMARCO TECHNOLOGIES INC.


                                  Common Stock
                           (par value $.01 per share)

                             UNDERWRITING AGREEMENT

                                                                          , 1998
EVEREN Securities, Inc.
Janney Montgomery Scott Inc.
As Representatives of
the Several Underwriters
c/o EVEREN Securities, Inc.
77 West Wacker Drive
Chicago, Illinois 60601-1994

Ladies and Gentlemen:

         Pamarco Technologies, Inc., a Delaware corporation (the "Company"), and the stockholders of the Company set forth on Schedule I attached hereto (collectively referred to as the "Selling Stockholders") confirm their agreement with each other and the several underwriters listed on Schedule II attached hereto (the "Underwriters"), for whom EVEREN Securities, Inc. and Janney Montgomery Scott Inc. (collectively, the "Representatives") have been duly authorized to act as representatives, as follows:

         SECTION 1. The Shares. Subject to the terms and conditions set forth in this agreement (the "Agreement"), the Company proposes to issue and sell 1,600,000 shares of its authorized but unissued common stock, par value $.01 per share (the "Common Stock"), to the several Underwriters and the Selling Stockholders propose to sell an aggregate of 1,200,000 shares of issued and outstanding Common Stock to the several Underwriters in the amounts set forth on
Schedule I. Such 2,800,000 shares of Common Stock proposed to be sold by the Company and the Selling Stockholders are hereinafter referred to as the "Firm Shares." Certain of the Selling Stockholders also propose to grant to the Underwriters an option to purchase up to an aggregate of 420,000 additional shares of Common Stock (the "Additional Shares") if requested by the Underwriters as provided in Section 3 hereof. The Firm Shares and the Additional Shares are herein collectively called the "Shares."

         The Company and each of the Selling Stockholders hereby confirm their agreements with the Underwriters as follows:
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         SECTION 2. Registration Statement and Prospectus. The Company has
prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the "Act"), a registration statement on Form S-1 (File No. 333-38757) including a prospectus, relating to the Shares. To the extent the registration statement has been amended, each such amendment has been prepared and duly filed. The registration statement, as amended at the time when it became or becomes effective, including all financial schedules and exhibits thereto and all of the information (if any) deemed to be part of the registration statement at the time of its effectiveness pursuant to Rule 430A under the Act ("Rule 430A), is hereinafter referred to as the "Registration Statement"; the prospectus in the form first provided to the Underwriters by the Company in connection with the offering and sale of the Shares (whether or not required to be filed pursuant to Rule 424(b) under the Act ("Rule 424(b)")) is hereinafter referred to as the "Prospectus," except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares that differs from the Prospectus (whether or not any such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) under the Act), the term "Prospectus" shall refer to the revised prospectus from and after the time it is first provided to the Underwriters for such use; and each preliminary prospectus included in the Registration Statement prior to the time it became or becomes effective is herein referred to as a "Preliminary Prospectus."

         SECTION 3. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions hereof, (i) the Company agrees to issue and sell to the Underwriters, at a price of $____ per Share (the "Purchase Price"), 1,600,000 Firm Shares; (ii) each Selling Stockholder agrees to sell to the Underwriters, at the Purchase Price, the number of Firm Shares set forth next to such Selling Stockholder's name on Schedule I; and (iii) each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at the Purchase Price, the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto. The number of Firm Shares to be purchased by each Underwriter from the Company and each Selling Stockholder shall be as nearly as practicable in the same proportion as the number of Firm Shares being sold by the Company and the Selling Stockholders bears to the total number of Firm Shares to be sold hereunder.

         On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions hereof, (i) the Selling Stockholders indicated on Schedule I hereto agree to sell to the Underwriters, at the Purchase Price, up to an aggregate of 420,000 Additional Shares; and (ii) the Underwriters shall have the right to purchase, severally and not jointly, from time to time, up to an aggregate of 420,000 Additional Shares at the Purchase Price. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, (i) each such Selling Stockholder agrees to sell the number of Additional Shares (subject to adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the maximum number


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of Additional Shares set forth opposite the name of such Selling Stockholder on
Schedule I bears to the maximum number of Additional Shares to be sold by all such Selling Stockholders, and (ii) each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule II bears to the total number of Firm Shares.

         For a period of 180 days from the date this Agreement becomes effective, the Company will not, without the prior written consent of EVEREN Securities, Inc. on behalf of the Underwriters (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that this clause shall not apply to the transactions involving the Shares expressly contemplated hereby and the granting of options exercisable for shares of Common Stock under those benefit plans described in the Prospectus (the "Option Plan") and the sales of shares of Common Stock pursuant to the exercise of options granted under the Option Plan and provided further, however, that the Company may issue shares of Common Stock ("Acquisition Shares") during such period in connection with acquisitions of businesses so long as the purchaser of such Acquisition Shares agrees to be bound by a lock-up letter in form and substance satisfactory to you pursuant to which such purchaser agrees with the Company not to sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose of, any such Acquisition Shares at any time before the expiration of such 180 day period and the certificates evidencing such Acquisition Shares bear a legend to such effect.
         For a period of 180 days from the date this Agreement becomes effective, the Company will not, without the prior written consent of EVEREN Securities, Inc. on behalf of the Underwriters, file a registration statement relating to shares of capital stock (including the Common Stock) or securities convertible into or exercisable or exchangeable for, capital stock or warrants, options or rights to purchase or acquire, capital stock, with the exception of the filing of Registration Statements on Form S-8 with respect to the Option Plan.

         For a period of 180 days from the date this Agreement becomes effective, the Selling Stockholders will not, without the prior written consent of EVEREN Securities, Inc. on behalf of the Underwriters (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery


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of Common Stock or such other securities, in cash or otherwise; provided, however, that this clause shall not apply to the transactions involving the Shares expressly contemplated hereby or the sale of Shares of Common Stock purchased on the open market.

         The Company has furnished or will furnish to you "lock-up" letters, in form and substance satisfactory to you, signed by each stockholder of the Company who is also an employee or director of the Company.

         SECTION 4. Delivery and Payment. The Company and each of the Selling Stockholders agree with each Underwriter as follows:

                  (a) Delivery to the Underwriters of and payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on the third full business day (such time and date being referred to as the "Closing Date") following the date of the initial public offering of the Firm Shares as advised to you by the Company, at such place as you shall designate.

                  (b) Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as the Representatives shall designate, at 10:00 A.M., New York City time, on such date or dates (individually, an "Option Closing Date" and collectively, the "Option Closing Dates"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date, as shall be specified in a written notice from the Representatives to the Selling Stockholders of the Underwriters' determination to purchase a number, specified in said notice, of Additional Shares. Any such notice may be given at any time on or prior to the 45th day after the date of this Agreement.

                  (c) Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two business days prior to the Closing Date or the applicable Option Closing Date, as the case may be, and shall be made available for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the applicable Option Closing Date, as the case may be, with any transfer taxes payable upon initial issuance or the transfer thereof duly paid by the Company for the respective accounts of the Underwriters against payment of the Purchase Price therefor by certified or official bank check or checks payable in New York Clearing House or similar next-day funds to the order of the Company or the Selling Stockholders, as the case may be.

         SECTION 5. Agreements of the Company. The Company agrees with each Underwriter that:

                  (a) it will, if the Registration Statement has not heretofore become effective under the Act, file an amendment to the Registration Statement or, if necessary pursuant to Rule 430A under the Act, a post-effective amendment to the Registration Statement, as soon as practicable after the execution and delivery of this Agreement, and will use its reasonable


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         commercial efforts to cause the Registration Statement or such post-effective amendment to be declared effective at the earliest possible time; and the Company will comply fully and in a timely manner with the applicable provisions of Rule 424(b), Rule 430A and the other rules under the Act;

                  (b) it will advise you promptly and, if requested by you, confirm such advice in writing, (i) when the Registration Statement has become effective, if and when the Prospectus is sent for filing pursuant to Rule 424 under the Act and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the receipt of any comments from the Commission that relate to the Registration Statement or requests by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation or, to the knowledge of the Company, threat of any proceedings for such purpose by the Commission or any state securities commission or other regulatory authority, and (iv) of the happening of any event or information becoming known during the period referred to in paragraph
         (e) below that makes any statement of a material fact made in the Registration Statement untrue or that requires the making of any additions to or changes in the Registration Statement (as amended or supplemented from time to time) in order to make the statements therein not misleading or that makes any statement of a material fact made in the Prospectus (as amended or supplemented from time to time) untrue or that requires the making of any additions to or changes in the Prospectus (as amended or supplemented from time to time) in order to make the statements therein, not misleading; if at any time the Commission shall issue or institute proceedings (or threaten to institute any such proceedings) to issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue or institute proceedings (or threaten to institute proceedings) to issue an order suspending the qualification or exemption of the Shares under any state securities or Blue Sky laws, the Company shall use its reasonable commercial efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                  (c) it will furnish to you without charge four (4) signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits filed therewith, and will furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request;

                   (d) it will not file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or make any amendment or supplement to the Prospectus of which you shall not previously have been advised and provided a copy a reasonable period of time prior to the filing thereof or to which you or your counsel shall reasonably object; and it will prepare and file with the Commission,


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         promptly upon your reasonable request, any amendment to the
         Registration Statement or supplement to the Prospectus that may be necessary or advisable in connection with the distribution of the Shares by you in your or your counsel's opinion, and will use its reasonable commercial efforts to cause the same to become effective as promptly as possible;

                   (e) promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as a prospectus is required by the Act to be delivered in connection with the sales by an underwriter or a dealer (in the reasonable opinion of your counsel), it will furnish to each Underwriter and dealer without charge as many copies of the Prospectus (and any amendment or supplement of the Prospectus) as such Underwriter or dealer may reasonably request for the purposes contemplated by the Act; the Company consents to the use of the Prospectus and any amendment or supplement thereto by any Underwriter or any dealer, both in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection therewith;

                  (f) if during the period specified in paragraph (e) any event shall occur or information become known as a result of which in the reasonable opinion of your counsel it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances existing as of the date the Prospectus is delivered to a purchaser, not misleading, or it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and, subject to paragraph 5(d) above, it will file with the Commission at the sole expense of the Company an appropriate amendment or supplement to the Prospectus so that the statements of any material facts in the Prospectus, as so amended and supplemented, will not in light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law and it will furnish to the Underwriters and to such dealers as the Underwriters shall specify, at the sole expense of the Company, such number of copies thereof as such Underwriters or dealers may reasonably request;

                  (g) prior to any public offering of the Shares, it will cooperate with you and counsel for the Underwriters in connection with the registration or qualification, if necessary, of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request (provided, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to take any action which would subject it to general consent to service of process in any jurisdiction in which it is not now so subject); the Company will continue such qualification in effect so long as required by law for the distribution of the Shares and will file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification (provided, that the Company shall not be obligated to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject);


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                  (h) it will not, prior to the exercise in full or termination or expiration of the option to purchase the Additional Shares, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Prospectus;

                  (i) it will not acquire any capital stock of the Company prior to the exercise in full or termination or expiration of the option to purchase the Additional Shares nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to stockholders of record on a date prior to the exercise in full or termination or expiration of the option to purchase the Additional Shares, except in either case as contemplated by the Prospectus;

                  (j) it will make generally available to its security holders and furnish to the Underwriters as soon as reasonably practicable a consolidated earnings statement covering a period of at least 12 months beginning after the "effective date" (as defined in Rule 158 under the Act) of the Registration Statement (but in no event commencing later than 90 days after such date) that will satisfy the provisions of
         Section 11(a) of the Act and Rule 158 thereunder and to advise you in writing when such statement has been made so available;

                  (k) during the period of five years after the date of this Agreement, it will furnish to you a copy (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission, any securities exchange or the National Association of Securities Dealers, Inc. ("NASD"); (ii) as soon as practicable after the release thereof, of each material press release in respect of the Company; (iii) as soon as available, of each report of the Company mailed to stockholders; and (iv) as soon as available, such other publicly available information concerning the Company as you may reasonably request;

                  (l) whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective as to all of its provisions or is terminated, to pay all costs, fees, expenses and taxes incident to the performance by the Company of its obligations hereunder, including (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each Preliminary Prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e) above of this Section 5, (ii) the word processing, reproduction and distribution of this Agreement, the Blue Sky Survey and any other agreements, memoranda, correspondence and other documents prepared and delivered by the Underwriters or their counsel in connection with the offering of the Shares (including in each case any disbursements of counsel for the Underwriters relating to such preparation and delivery), (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states, including in each case the fees and disbursements of counsel for the Underwriters, relating to such registration or qualification and memoranda relating thereto, (iv) filings and clearance with the NASD in connection with the offering and sale of the Shares, (v) the approval for quotation of the Shares on the Nasdaq National Market,


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         (vi) furnishing such copies of the Registration Statement, each
         Preliminary Prospectus, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom the Shares may be sold, (vii) obtaining the opinions to be provided pursuant to Section 8(g) of this Agreement and (viii) the performance by the Company of all of its other obligations under this Agreement; if the sale of the Shares provided for herein is not consummated because the Underwriters exercise their right to terminate this Agreement pursuant to Section 9 hereof and any of the following have occurred during the term of this Agreement: (a) there has been any material adverse change in the condition (financial or otherwise), earnings, affairs, business or prospects of the Company, or (b) the United States has engaged in hostilities which resulted in the declaration of a national emergency or war, (c) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market has been suspended or materially limited or (d) a moratorium on commercial banking activities has been declared by federal or New York state authorities, the effect of any of which in the reasonable judgment of the Underwriters made it impracticable or inadvisable to proceed with the offering and sale of the Shares on the terms set forth in the Prospectus, the Company will promptly reimburse the Underwriters upon demand for all reasonable out-of-pocket expenses (including the fees and disbursements of counsel for the Underwriters) that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Shares;

                  (m) it will use the net proceeds received by it from the sale of the Shares being sold by it in the manner specified in the Prospectus and it will report the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act;

                  (n) if, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430A, then immediately following the execution and delivery of this Agreement, it will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b), copies of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted;

                  (o) it will cause the Shares to be approved for quotation, subject to notice of issuance or sale, on the Nasdaq National Market; it will comply with all registration, filing and reporting requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and the Nasdaq National Market; and

                  (p) it will use its reasonable commercial efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.


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         SECTION 6.        Representations and Warranties.

                  (a) The Company represents and warrants to each Underwriter as of the date hereof, the Closing Date and each Option Closing Date that:

                           (i) the Commission has not issued any order
                  preventing or suspending the use of any Preliminary Prospectus relating to the proposed offering of the Shares nor instituted or threatened any proceedings for that purpose. The Registration Statement, on the date it became or becomes effective, each Preliminary Prospectus, on the date of the filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission (or if not filed, on the date provided by the Company to the Underwriters in connection with the offering and sale of the Shares) and at the Closing Date and each Option Closing Date conformed or will conform in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder ("Rules and Regulations"); the Registration Statement, on the date it became or becomes effective, did not or will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus, on the date of the filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission (or if not filed, on the date provided by the Company to the Underwriters in connection with the offering and sale of the Shares) and at the Closing Date and each Option Closing Date did not and will not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the foregoing shall not apply to statements in or omissions from the Registration Statement and the Prospectus made or omitted in reliance upon, and in conformity with, information relating to the Underwriters furnished in writing to the Company by or on behalf of the Underwriters with your consent expressly for use therein; the Company hereby acknowledges for all purposes under this Agreement that the statements set forth under the caption "Underwriting" in the Prospectus constitute the only written information furnished to the Company by or on behalf of the Underwriters for use in the preparation of the Registration Statement or the Prospectus or any amendment or supplement thereto;

                           (ii) the Company has been duly incorporated and is a
                  validly existing corporation in good standing under the laws of Delaware, with full corporate power and authority to own or lease its properties and assets and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business or the ownership or leasing of property requires such qualification, except where the failure to be so qualified, either individually or in the


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                  aggregate, would not have a material adverse effect on the condition (financial or otherwise), business, assets, prospects, net worth or results of operations of the Company and the Subsidiaries (as defined below) taken as a whole (a "Material Adverse Effect");

                           (iii) all of the Company's subsidiaries
                  (collectively, the "Subsidiaries") are identified in an exhibit to the Registration Statement. Each Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect; all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validity issued, are fully paid and nonassessable, and are owned by the Company directly or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance. Other than with respect to the Subsidiaries, the Company does not have, directly or indirectly, any ownership interest or agreement or agreement in principal to acquire any ownership interest which is material to the Company in consideration of its consolidated assets, in any corporation, partnership, joint venture, association or other business organization;

                           (iv) the capitalization of the Company is, and upon
                  consummation of the transactions contemplated hereby and by the Prospectus will be, as set forth in the Registration Statement and the Prospectus under the caption "Capitalization;" all of the outstanding shares of capital stock of the Company have been duly authorized and are validly issued, are fully paid and nonassessable and conform to the description thereof in the Registration Statement and the Prospectus and were not issued in violation of any preemptive rights or other rights to subscribe for or purchase securities; and, except (A) as set forth in the Registration Statement and the Prospectus, and (B) for the Company's agreement with Amir Investments Corporation and Smurfit International B.V. (the "Sellers") to issue shares of Common Stock to the Sellers upon Pamarco, Incorporated and Pamarco Europe, Ltd.'s achievement of certain aggregate pre-tax earnings during the period from January 1, 1995 to December 31, 1999 and the Sellers' election to take such shares in lieu of cash, no options, warrants or other rights to purchase from the Company, agreements or other obligations of the Company to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding; the description of the Option Plan and the other options or rights granted and exercised thereunder, as set forth in the Registration Statement and the Prospectus, accurately and fairly presents the


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
                  information required to be shown under the Act with respect to such options and rights;

                           (v) subsequent to the respective dates as of which
                  information is given in the Registration Statement and Prospectus, and except as described therein, (A) neither the Company nor any of the Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, (B) neither the Company nor any of the Subsidiaries has purchased any of its outstanding capital stock or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock or otherwise, and (C) there has not been any material adverse change in the Company's or any of the Subsidiaries' condition (financial or otherwise), business, assets, prospects or results of operations or any change in the Company's or any of the Subsidiaries' capital stock, short-term debt or long-term debt that is material to the Company and the Subsidiaries, taken as a whole;

                           (vi) the Shares to be sold by the Company pursuant to
                  this Agreement have been duly and validly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus;

                           (vii) this Agreement has been duly authorized,
                  executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms;

                           (viii) neither the Company nor any of the
                  Subsidiaries is in violation of its certificate or articles of incorporation or by-laws, or other organizational documents; neither the Company nor any of the Subsidiaries is in violation of or in breach of or in default in (nor has any event occurred that with notice or lapse of time, or both, would be a breach of or a default in) the performance of any obligation, agreement or condition contained in any agreement, lease, contract, permit, license, franchise agreement, mortgage, loan agreement, debenture, note, deed of trust, bond, indenture or other evidence of indebtedness or any other instrument or obligation (collectively, "Obligations and Instruments") to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their respective properties or assets is bound or affected (except, in each case, for such contravention or default as would not have a Material Adverse Effect); neither the Company, nor any of the Subsidiaries, is in violation of any statute, judgment, decree, order, Rule or regulation (collectively, "Laws") applicable to the Company or any of its Subsidiaries or any of their respective properties or assets and, to the knowledge of the Company, no other party under any contract or other agreement to which the Company or any of its Subsidiaries is a party is in material default thereunder except for such defaults as would not individually or in the aggregate result in a Material Adverse Effect;

                           (ix) the execution, delivery and performance of this
                  Agreement and delivery of the Shares by the Company and compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not, alone or upon notice or the passage of time or both (A) require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body or third party (except such as may be required under the Act and the securities or Blue Sky laws of the various states or by the NASD), (B) result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company or any of the Subsidiaries pursuant to the terms and provisions of any Obligation or Instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their respective properties or assets is bound, (C) conflict with or constitute a breach or default under the certificate or articles of incorporation or by-laws, or other organizational documents, of the Company or any of the Subsidiaries, (D) conflict with or constitute a breach or default under any Obligation or Instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their respective properties or assets is bound (except for such creation, conflict, breach or default as would not have a Material Adverse Effect), or (E) assuming compliance with the Act and all applicable state securities or Blue Sky laws, violate or conflict with any Laws applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, (except for such violation or conflict as would not have a Material Adverse Effect);

                           (x) except as set forth in the Prospectus, there is
                  no action, suit, proceeding, inquiry or investigation, governmental or otherwise, before any court, arbitrator or governmental agency or body (collectively, "Proceedings") pending to which the Company or any of the Subsidiaries is a party or to which any of their respective properties or assets are subject, that, if determined adversely to the Company, would result in a Material Adverse Effect, or that might materially and adversely affect the properties or assets thereof, or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of any of the Shares to be sold hereunder, and to the knowledge of the Company, no such Proceedings are threatened or contemplated; and there is no contract, document, agreement or transaction to which the Company or any of the Subsidiaries is a party, or that involved or involves the Company or any of the Subsidiaries or any of their respective properties or assets that are required to be described in or filed as exhibits to the Registration Statement or the Prospectus by the Act or the Rules and Regulations that have not been so described or filed; no action has been taken with respect to the Company or any of the Subsidiaries, and no statute, Rule or regulation or order has been enacted, adopted or issued by any governmental agency that suspends the effectiveness of the Registration Statement, prevents or suspends the use of any Preliminary Prospectus or the Prospectus or suspends the sale of the Shares in any jurisdiction referred to in Section 5(g) hereof; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued with respect to the Company or any of the Subsidiaries that might prevent the issuance of the Shares, suspend the effectiveness of the Registration Statement, prevent or suspend the use of any Preliminary Prospectus or the Prospectus or suspend the sale of the Shares in any jurisdiction referred to in Section 5(g) hereof; and every request made to the Company of the Commission, or any securities authority or agency of any jurisdiction, for additional information (to be included in the Registration Statement or the Prospectus or otherwise) has been complied with in all material respects;

                           (xi) neither the Company nor any of the Subsidiaries
                  has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), or any foreign, Federal, state or local law relating to discrimination in the hiring, promotion or pay of employees or any applicable foreign, Federal or state wages and hours laws, or any provisions of the Employee Retirement Income Security Act of 1974, as amended or the rules and regulations promulgated thereunder or similar foreign laws, that, in each case or in the aggregate, might result in a Material Adverse Effect; none of the real property owned or leased by the Company or any of the Subsidiaries is contaminated with any waste or hazardous substances, and neither the Company nor any of the Subsidiaries may be deemed an "owner or operator" of a "facility" or "vessel" which owns, possesses, transports, generates, discharges or disposes of a "hazardous substance" as those terms are defined in 601 of the Comprehensive Response Compensation and Liability Act of 1980, U.S.C. 601 et seq.;

                           (xii) the Company and each of the Subsidiaries has
                  such permits, licenses, franchises and authorizations of governmental or regulatory authorities or third parties ("Permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate their respective properties and assets and to conduct their respective businesses, except where the failure to have any such Permit would not have a Material Adverse Effect; the Company and each of the Subsidiaries has fulfilled and performed all of their respective material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time, or both would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, except where such revocation or impairment would not have a Material Adverse Effect; and except as described in the Prospectus, such Permits contain no restrictions that are materially burdensome to the Company or any of the Subsidiaries;

                           (xiii) the Company is not, and after the sale of the
                  Shares contemplated hereunder will not be, and does not intend to conduct its business in a manner in which it would become, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act");

                           (xiv) except as otherwise set forth in the
                  Prospectus, each of the Company and the Subsidiaries has good title (marketable title with respect to its real property), free and clear of all liens, claims, encumbrances and restrictions (except liens for taxes not yet due and payable) to all property and assets described in the Registration Statement as being owned by it; all leases to which the Company or any of the Subsidiaries is a party are subsisting, valid and binding and no default has occurred or is continuing thereunder that would result in a Material Adverse Effect; and each of the Company and the Subsidiaries enjoys peaceful and undisturbed possession under all such leases to which the Company or any of the Subsidiaries is a party as lessee and which are material to the Company and the Subsidiaries taken as a whole with such exceptions as do not materially interfere with the use made thereof by the Company or any of the Subsidiaries;

                           (xv) each of the Company and the Subsidiaries
                  maintains reasonably adequate insurance for the conduct of its business in accordance with prudent business practices with solvent and reputable third-party insurers;

                           (xvi) Deloitte & Touche LLP, the accounting firm that
                  has certified or reviewed, or shall certify or review, the financial statements and supporting schedules filed or to be filed with the Commission as part of the Registration Statement and the Prospectus, is an independent public accounting firm with respect to the Company as required by the Act;

                           (xvii) the financial statements of the Company and
                  the Subsidiaries, together with the related notes and schedules of the Company and the Subsidiaries included in the Registration Statement and the Prospectus, are consistent with the books and records of the Company and present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and the Subsidiaries at the indicated dates and for the indicated periods; such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made and any unaudited financial statements have been prepared on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus;

                           (xviii) all rights of securityholders of the Company
                  to require registration of shares of Common Stock (a "registration right") or any other security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement or to receive notification of such filing or consummation have been duly waived with respect to the public offering contemplated hereby. There are no preemptive rights with respect to the offering being made by the Prospectus;

                           (xix) except as disclosed in the Registration
                  Statement and the Prospectus, no labor dispute with the employees of the Company or of any of the Subsidiaries exists, or to the knowledge of the Company, is imminent, that would result in a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received notice of any existing or imminent labor disturbance by the employees of any of their respective principle suppliers, customers, manufacturers or contractors that would result in any Material Adverse Effect;

                           (xx) the Company and each of the Subsidiaries have
                  filed or caused to be filed, or have properly filed extensions for, all foreign, federal, state and local income, value added and franchise tax returns and have paid all taxes and assessments shown thereon as due, except for such taxes and assessments as are disclosed or adequately reserved against and that are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted; all material tax liabilities are adequately provided for on the books of the Company and the Subsidiaries, and there is no material tax deficiency that has been or might be asserted against the Company that is not so provided for;

                           (xxi) the Company and each of the Subsidiaries own or
                  possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Patents and Proprietary Rights") currently employed by them in connection with the businesses now operated by them except where the failure to so own, possess or acquire such Patent and Proprietary Rights would not have a Material Adverse Effect; and the Company has not received any notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Patent or Proprietary Rights that, if the subject of any unfavorable decision, ruling or finding, singly or in the aggregate, would result in a Material Adverse Effect;

                           (xxii) each of the Company and the Subsidiaries is
                  conducting and intends to conduct its business so as to comply in all material respects with applicable federal, state, local and foreign government Laws, except where the failure to comply would not have a Material Adverse Effect; and except as set forth in the Registration

                  Statement and the Prospectus, neither the Company nor any of the Subsidiaries has been charged with or, to the Company's knowledge, is under investigation with respect to, any material violation of any such Laws;

                           (xxiii) the statistical and market related data
                  included in the Registration Statement and the Prospectus are based on or derived from sources the Company reasonably and in good faith believes to be accurate, reasonable and reliable;

                           (xxiv) the Company has not taken and will not take,
                  directly or indirectly, any action designed to stabilize or manipulate or which has constituted or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of, the price of any security of the Company to facilitate the sale or resale of the Shares;

                           (xxv) neither the Company nor any Subsidiary nor, to
                  the Company's knowledge, any employee or agent of the Company or any of the Subsidiaries has made any payment of funds or received or retained any funds in violation of any law, Rule or regulation (including, without limitation, the Foreign Corrupt Practices Act) or of a character required to be disclosed in the Prospectus; neither the Company nor any of the Subsidiaries has, at any time during the past five years,
                  (1) made any unlawful contributions to any candidate for any political office, or failed fully to disclose any contribution in violation of law, or (2) made any unlawful payment to state, federal or foreign government officer or officers, or other person charged with similar public or quasi-public duty;

                           (xxvi) each of the Company and the Subsidiaries
                  maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

                           (xxvii) there is no material document of a character
                  required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required;

                           (xxviii) no transaction has occurred between or among
                  the Company or any of the Subsidiaries and any of the Company's or the Subsidiaries' officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in and is not described in the Registration Statement and the Prospectus; and

                           (xxix) the Company confirms as of the date hereof
                  that each of the Company and the Subsidiaries is in compliance with all provisions of Section I of Florida Statutes, Section 517.075, An Act Relating to Disclosure of Doing Business with Cuba; the Company further agrees that if the Company or any of the Subsidiaries commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

                  (b) Each Selling Stockholder severally and not jointly represents and warrants to, and agrees with, the Underwriters that:

                           (i) such Selling Stockholder has all requisite power
                  to enter into this Agreement and to sell, assign, transfer and deliver to the Underwriters the Shares to be sold by such Selling Stockholder hereunder in accordance with the terms of this Agreement. This Agreement has been duly executed and delivered by such Selling Stockholder and constitutes and will constitute the legal, valid and binding obligation of such Selling Stockholder enforceable against such Selling Stockholder in accordance with its terms;

                           (ii) such Selling Stockholder has duly executed and
                  delivered a power of attorney and custody agreement (with respect to such Selling Stockholder, the "Power-of-Attorney" and the "Custody Agreement," respectively), each in the form heretofore delivered to the Representatives, appointing each of _________________ and _____________________ individually, as such Selling Stockholder's attorney-in-fact (in each case, the "Attorney-in-Fact"), with authority to execute, deliver and perform this Agreement on behalf of such Selling Stockholder and appointing _____________________, as custodian thereunder (the "Custodian"); certificates in negotiable form, endorsed in blank or accompanied by blank stock powers duly executed, with signatures appropriately guaranteed, representing the Shares to be sold by such Selling Stockholder hereunder have been deposited with the Custodian pursuant to the Custody Agreement for the purpose of delivery pursuant to this Agreement; such Selling Stockholder has full power to enter into the Custody Agreement and the Power-of-Attorney and to perform its obligations under the Custody Agreement; the Custody Agreement and Power-of-Attorney have been duly executed and delivered by such Selling Stockholder and are the legal, valid, binding and enforceable instruments of such Selling Stockholder; such Selling Stockholder agrees that each of the Shares represented by the certificates on deposit with the Custodian is subject to the interests of the Underwriters hereunder, that the arrangements made for such custody, the appointment of the Attorneys-in-Fact and the right, power and authority of the Attorneys-in-Fact to execute and deliver this Agreement and to carry out the terms of this Agreement are to that extent irrevocable and that the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or the Custody Agreement, by any act of such Selling Stockholder, by operation of law or otherwise, whether in the case of any individual Selling Stockholder by the death or incapacity of such Selling Stockholder, in the case of a trust or estate by the death of the trustee or trustees or the executor or executors or the termination of such trust or estate, or in the case of a corporate or partnership Selling Stockholder by its liquidation or dissolution or by the occurrence of any other event; if any individual Selling Stockholder, trustee or executor should die or become incapacitated or any such trust should be terminated, or if any corporate or partnership Selling Stockholder shall liquidate or dissolve, or if any other event should occur, before the delivery of such Shares hereunder, the certificates for such Shares deposited with the Custodian shall be delivered by the Custodian in accordance with the respective terms and conditions of this Agreement as if such death, incapacity, termination, liquidation or dissolution or other event had not occurred, regardless of whether or not the Custodian or the Attorneys-in-Fact shall have received notice thereof;

                           (iii) such Selling Stockholder is the lawful record
                  owner of the Shares to be sold by such Selling Stockholder hereunder; upon sale and delivery of, and payment for, such Shares, as provided herein, such Selling Stockholder will convey good and marketable title to such Shares, free and clear of any security interests, liens, encumbrances, equities, claims, options, rights of third parties or other defects;

                           (iv) such Selling Stockholder has reviewed the
                  Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and the Registration Statement, and the information regarding such Selling Stockholder set forth therein under the caption "Principal and Selling Stockholders' is complete and accurate;

                           (v) the sale by such Selling Stockholder of Shares
                  pursuant hereto is not prompted by any material adverse information concerning the Company or any Subsidiary that is not set forth in the Registration Statement or the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus);

                           (vi) the sale of the Shares to the Underwriters by
                  such Selling Stockholder pursuant to this Agreement, the compliance by such Selling Stockholder with the other provisions of this Agreement, the Custody Agreement and the consummation of the other transactions herein contemplated do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, such as may be required under state and foreign Blue Sky laws and, if the Registration Statement is not effective under the Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Act and the Exchange Act, or (B) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any of such Selling Stockholder's properties are bound, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to such Selling Stockholder;

                           (vii) neither such Selling Stockholder, nor, if such
                  Selling Stockholder is a trust, any trustee or beneficiary of such Selling Stockholder, is affiliated as a director, officer, partner, stockholder, or otherwise with any securities broker or dealer which is a member of the NASD or any other organization that owns or controls any member of the NASD; and

                           (viii) such Selling Stockholder has not taken, nor
                  will such Selling Stockholder take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement and, other than as permitted by the Act, no Selling Stockholder has distributed, nor will such Selling Stockholder distribute, any prospectus or other offering material in connection with the offering and sale of the Shares.

                  (c) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty made by the Company to each Underwriter as to the matters covered thereby and shall be deemed incorporated herein in its entirety and shall be effective as if such representation and warranty were made herein; and any certificate signed by the Selling Stockholders as such and delivered to you or to counsel for the Underwriters shall also be deemed a representation and warranty severally and not jointly made by such Selling Stockholder to each Underwriter as to the matters covered thereby and shall also be deemed incorporated herein in its entirety and shall be effective as if such representation and warranty were made herein.

         SECTION 7.        Indemnification.

                   (a) The Company and the Selling Stockholders, jointly and severally, shall indemnify and hold harmless each of the Underwriters and each person, if any, who controls each of the Underwriters within the meaning of Section 15 of the Act or Section 20 of the

         Exchange Act (the "indemnified parties") from and against any and all losses, claims, damages, liabilities and judgments caused by, arising out of, related to or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A, if applicable, or the Prospectus or any Preliminary Prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that neither the Company nor the Selling Stockholders shall be liable in any such case to the extent that such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission made or omitted in reliance upon, and in conformity with, information relating to the Underwriters furnished in writing to the Company by or on behalf of the Underwriters with your consent expressly for use therein; and provided further, however, that the indemnification contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or judgment arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending.

                  (b) In case any action shall be brought against any of the indemnified parties, based upon any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company or the Selling Stockholders, such indemnified parties shall promptly notify the Company or the Selling Stockholders, as the case may be, in writing. No indemnification provided for in this Section 7 shall be available to any indemnified party who shall fail to give such notice if the indemnifying party does not have knowledge of such claim for indemnification, but only to the extent that such indemnifying party has been materially prejudiced by the failure to give such notice. The omission to so notify the indemnifying party shall not relieve the indemnifying party otherwise than under this Section 7. The Company or the Selling Stockholders, as the case may be, shall promptly assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party (which may include, among others, Morgan, Lewis & Bockius LLP) and payment of all fees and expenses. The indemnifying parties shall not agree to settle any such action without the consent of EVEREN Securities, Inc., which such consent shall not unreasonably be withheld. The indemnified parties shall each have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified parties unless
         (i) the employment of such counsel shall have been specifically authorized by the Company, (ii) the

         Company or the Selling Stockholders, as the case may be, shall have failed to assume promptly the defense or to employ counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified parties and the Company or the Selling Stockholders, and an indemnified party shall have been advised by counsel that there may be one or more legal defenses available to one or more of the indemnified parties that are different from or additional to those available to the Company or the Selling Stockholders (in which case the Company and the Selling Stockholders shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the Company and the Selling Stockholders shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any required local counsel) for the indemnified parties, which firm shall be designated in writing by EVEREN Securities, Inc., and that all such reasonable fees and expenses of such counsel shall be reimbursed promptly as they are incurred). Neither the Company nor the Selling Stockholders shall be liable for any settlement of any such action effected without its written consent, which consent shall not be unreasonably withheld, but if settled with the written consent of the Company or the Selling Stockholders, as the case may be, the Company and the Selling Stockholders shall indemnify and hold harmless the indemnified parties from and against any and all loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional and complete release in writing of such indemnified party from any and all liability on claims that are the subject matter of such proceeding, which such settlement shall be in form and substance satisfactory to the indemnified party. The indemnification provided in this Section 7 will be in addition to any liability which the Company and the Selling Stockholders may otherwise have.

                  (c) The Underwriters agree, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each Selling Stockholder, and any person controlling the Company or a Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to the Underwriters but only with reference to information stated in or omitted from the Registration Statement, the Prospectus or any Preliminary Prospectus in reliance upon, and in conformity with, information relating to the Underwriters furnished in writing to the Company by or on behalf of the Underwriters with your consent expressly for use therein. In case any action shall be brought against the Company, any of the Selling Stockholders, any of the Company's directors, any such officers or any person controlling the Company based on the Registration Statement, the Prospectus or any Preliminary Prospectus and in respect of which indemnity may be sought against the Underwriters, the Underwriters shall have the rights and duties given to the Company and the Selling Stockholders by Section 7(b) hereof (except that if the Company and the Selling Stockholders shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Selling Stockholders, the Company, its directors, any such officers and any person controlling the Company shall have the rights and duties given to the "indemnified parties" by Section 7(b) hereof.

                  (d) If the indemnification provided for in this Section 7 is for any reason unavailable to an indemnified party or insufficient to hold such indemnified party harmless in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided in clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering and sale of the Shares (before deducting expenses) received by the Company and the Selling Stockholders on the one hand, and the total underwriting discounts and commissions received by the Underwriters on the other, bears to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Selling Stockholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or the alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
         Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Stockholder shall be required to contribute, more in the aggregate than the Maximum Amount (as defined below). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 7 to contribute are several in proportion to the respective amount of Shares purchased hereunder by each Underwriter and not joint.

                  (f) Notwithstanding anything set forth to the contrary herein, the liability of each Selling Stockholder under this Section 7, together with any liability for any breach of any representation, warranty, covenant or other provisions of this Agreement, shall be limited to the proceeds received by such Selling Stockholder from the sale of such Selling Stockholder's Shares pursuant to this Agreement, net of underwriting discounts and commissions paid by such Selling Stockholder to the Underwriters in connection with such sale. The foregoing limitation for each Selling Stockholder is referred to as the "Maximum Amount."

                  (g) In addition, the liability of each Selling Stockholder under this Section 7, together with any liability for any breach of any representation, warranty, covenant or other provision of this Agreement, shall be proportional based on the ratio that the number of Shares being sold by such Selling Stockholder bears to the total number of Shares being sold by all Selling Stockholders; provided, however, that with respect to the breach of any representation or warranty in
         Section 6(b), such liability shall not be so proportional, no Selling Stockholder shall be liable for the breach of any such representation or warranty by any other Selling Stockholder, and each Selling Stockholder shall be liable in full (not to exceed the Maximum Amount) with respect to any breach thereof by such Selling Stockholder.

         SECTION 8. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the Closing Date and the Option Shares on any Option Closing Date are subject to the fulfillment of each of the following conditions on or prior to the Closing Date and each Option Closing Date:

                  (a) All the representations and warranties of the Company and the Selling Stockholders contained in this Agreement and in any certificate delivered hereunder shall be true and correct in all material respects on the Closing Date and each Option Closing Date with the same force and effect as if made on and as of the Closing Date or Option Closing Date, as applicable. The Company and the Selling Stockholders shall not have failed at or prior to the Closing Date or Option Closing Date, as applicable, to perform or comply in all material respects with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

                  (b) If the Registration Statement is not effective at the time of the execution and delivery of this Agreement, the Registration Statement shall have become effective (or, if a post-effective amendment is required to be filed pursuant to Rule 430A under the Act, such post-effective amendment shall have become effective) not later than 9:30 A.M., New York City time, on the date of this Agreement or such later time as you may approve in writing or, if the Registration Statement has been declared effective prior to the execution and delivery hereof in reliance on Rule 430A, the Prospectus shall have been filed as required hereby, if necessary; and at the Closing Date and each applicable Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or threatened by the Commission; every request for additional information on the part of the Commission shall have been complied with to the Underwriters' reasonable satisfaction; no stop order suspending the sale of the Shares in any jurisdiction referred to in Section 5(g) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                  (c) The Shares shall have been qualified for sale under the Blue Sky laws of such states as shall have been specified by the Representatives where such qualification is required by applicable law.

                  (d) The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters exercising reasonable judgment, and no Underwriter shall have advised the Company that the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of material fact, or omits to state a fact that in your opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (e) You shall have received an agreement from each of the officers and directors who are not Selling Stockholders of the Company (the "Additional Stockholders"), whereby each such officer or director agrees to be bound by an agreement to the same effect as the covenants set forth in the last paragraph of Section 3 of this Agreement (the "Lock-Up Agreements").

                  (f) You shall have received signed opinions (reasonably satisfactory to you and your counsel) dated the Closing Date or the Option Closing Date, as the case may be, of counsel for the Company, its Subsidiaries (but not Pamarco Europe, Ltd.) and the Selling Stockholders to the effect that:

                           (i) the Company is a validly existing corporation in
                  good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own, lease and operate its properties and assets and to conduct its business as described in the Prospectus;

                           (ii) the Company is in good standing as a foreign
                  corporation in the states of ______________ and ________________ which, to our knowledge, are the only states where the Company owns or leases real property.

                           (iii) Each of the Subsidiaries is a validly existing
                  corporation in good standing under the laws of the jurisdiction of its organization, with all necessary corporate power and authority to own, lease, and operate its properties and assets and to conduct its business as described in the Registration Statement and the Prospectus and is in good standing as a foreign corporation in the states of _________________ and _____________________ which, to our knowledge, are the only states where the Subsidiaries own or lease real property; and all the outstanding shares of capital stock of each of the Subsidiaries are owned of record by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any adverse claim.


                           (iv) the Company has all requisite corporate power
                  and authority to enter into and perform this Agreement and the performance of the Company's obligations hereunder has been duly authorized by all necessary corporate action; this Agreement has been duly executed and delivered by and on behalf of the Company, and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally; no approval, consent, order, authorization, declaration or filing by or with any regulatory, administrative or other governmental body or, to such counsel's knowledge, third party, is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein (other than as may be required by the NASD or as required by state securities or Blue Sky laws, as to which such counsel need express no opinion) except as have been obtained and made under the Act and such other as have been obtained or made, with counsel specifying the same;

                           (v) the authorized, issued and outstanding capital
                  stock of the Company is as set forth in the Prospectus under "Capitalization;" and all of the shares of capital stock of the Company outstanding immediately prior to the Closing Date have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any statutory or, to our knowledge, other preemptive rights or other rights to subscribe for or purchase securities; and, to our knowledge, except as set forth in the Prospectus, there are no outstanding options, warrants or other rights to convert any obligation into, or exchange any securities for, shares of capital stock or ownership interests in the Company;

                           (vi) the Registration Statement has become effective
                  under the Act, the Prospectus has been filed as required by Rule 424(b) under the Act, if necessary, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or have been initiated or threatened by the Commission; and the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A, if applicable), the Prospectus and each amendment or supplement thereto, as of their respective effective or issue dates, (except for the financial statements and other statistical or financial data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations;

                           (vii) the statements made in the Registration
                  Statement under the captions, "Description of Capital Stock," "Management-Stock Option Plan," "Management-Employment Agreements" and "Shares Eligible for Future Sale" to the extent that they constitute summaries of documents referred to therein or matters of law or legal conclusions, have been reviewed by such counsel and are accurate and fairly present the information disclosed therein;

                           (viii) the certificates for the Shares to be
                  delivered hereunder are in proper legal form under, and conform in all respects to the requirements of the DGCL, and when duly countersigned by the Company's transfer agent and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Shares sold by the Company hereunder and represented thereby will be duly authorized and validly issued, fully paid and nonassessable; and will not have been issued in violation of any statutory preemptive or, to the knowledge of such counsel after reasonable inquiry, other similar rights that entitle or will entitle any person to acquire any shares upon issuance thereof by the Company;

                           (ix) the execution and delivery of this Agreement,
                  the issuance and sale of the Shares by the Company as contemplated herein and the fulfillment of the terms hereof by the Company will not result in the creation of any lien, charge or encumbrance upon any of the properties or assets of the Company or any of the Subsidiaries pursuant to the terms and provisions of, or conflict with, or violate or constitute a breach of or default under (or an event which with notice or lapse or time, or both, would constitute a breach of or a default under) or otherwise give any other party the right to terminate, the certificate or articles of incorporation or by-laws or other organizational documents of the Company or any of the Subsidiaries or the terms and provisions of any Obligations and Instruments, known to us, to which the Company or any of the Subsidiaries is a party or by which the Company or any of its Subsidiaries, or any of their respective properties or assets may be bound or affected, which such conflict, violation, breach or default would have a Material Adverse Effect, or violate any Laws of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets;

                           (x) to such counsel's knowledge and except as
                  described in the Prospectus, there is no Proceeding pending or threatened, to which the Company or any of the Subsidiaries is or may be a party or to which the business or property of the Company or any of the Subsidiaries is or may be the subject that would result in any Material Adverse Effect; or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Shares to the Underwriters;

                           (xi) the descriptions in the Registration Statement
                  and Prospectus of contracts, instruments and other documents filed as exhibits to the Registration Statement are accurate in all material respects; such counsel does not know of any Proceedings required to be described in the Prospectus that are not described, or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that were not described or filed as required;

                           (xii) the Company is not an "investment company"
                  subject to registration or regulation under the Investment Company Act or a company controlled by an "investment company" subject to registration or regulation under the Investment Company Act;

                           (xiii) with respect to each Selling Stockholder, this
                  Agreement has been duly executed and delivered by or on behalf of each such Selling Stockholder and has been duly authorized in the case of all corporate, partnership, trust or other non-human Selling Stockholders; and, to such counsel's knowledge, the performance of this Agreement and the consummation of the transactions contemplated herein by such Selling Stockholder will not result in a breach or violation of any of the terms and provisions of, or constitute a default under any Obligations and Instruments known to such counsel to which any such Selling Stockholder is a party or by which it is bound or to which any of the Shares are bound or any Laws of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over the Selling Stockholders;

                           (xiv) this Agreement is the legal, valid and binding
                  agreement of each Selling Stockholder enforceable in accordance with its terms, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally;

                           (xv) each Lock-Up Agreement has been duly executed
                  and delivered by or on behalf of each Additional Stockholder and is a legal, valid and binding agreement of each Additional Stockholder enforceable in accordance with its terms, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally; and

                           (xvi) Upon delivery of the Shares pursuant to this
                  Agreement and payment therefor as contemplated herein, the Underwriters will acquire good and marketable title to the Shares free and clear of any adverse claim.

                  In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters and their counsel, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as set forth above) and has not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality to a large extent upon the statements of officers and other representatives of the Company), no facts have come to such counsel's attention that lead such counsel to believe that either the Registration Statement or any amendment (including any post-effective amendment) thereto at the time such Registration Statement or amendment became effective, and as of the Closing Date and any applicable Option Closing Date, contained or contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements herein not misleading, or that the Prospectus or any amendment or supplement thereto as of their respective issue dates and as of the Closing Date and any applicable Option Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no comment with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement or the Prospectus.

                  In rendering his opinion as aforesaid, counsel may rely upon an opinion or opinions, each dated the Closing Date or the Option Closing Date, as the case may be, of other counsel retained by him or the Company as to laws of any jurisdiction other than the United States, the Commonwealth of Pennsylvania or the State of Delaware, provided that (1) each such local counsel is acceptable to the Representatives, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is addressed and delivered to the Representatives and is, in form and substance, satisfactory to them and their counsel, and
         (3) counsel shall state in his opinion that he believes that he and the Underwriters are justified in relying thereon.

                  (g) You shall have received an opinion of counsel for Pamarco Europe, Ltd. dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to you.

                  (h) You shall have received an opinion of Benesch, Friedlander, Coplan & Aronoff LLP, counsel for the Underwriters, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to you.

                  (i) You shall have received, in connection with the execution of this Agreement and on the Closing Date and each Option Closing Date, a "cold comfort" letter from Deloitte & Touche LLP, dated as of each such date in form and substance satisfactory to you with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (j) You shall have received from the Company a certificate, signed by Maurice A. Buckley and Larry A. Handeli in their capacities as Chief Executive Officer and Chief Financial Officer of the Company, respectively, addressed to the Underwriters and dated the Closing Date or Option Closing Date, as applicable to the effect that:

                           (i) such officer does not know of any Proceedings
                  instituted, threatened or contemplated against the Company of a character required to be disclosed in the Prospectus which is not so disclosed; such officer does not know of any material contract required to be filed as an exhibit to the Registration Statement which is not so filed;

                           (ii) such officer has carefully examined the
                  Registration Statement and the Prospectus and all amendments or supplements thereto and, in such officer's opinion, such Registration Statement or such amendment as of its effective date and as of the Closing Date, and the Prospectus or such supplement as of its date and as of the Closing Date, did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and, in such officer's opinion, since the effective date of the Registration Statement, no event has occurred or information become known which should have been set forth in an amendment to the Registration Statement or a supplement to the Prospectus which has not been so set forth in such amendment or supplement;

                           (iii) the representations and warranties of the
                  Company set forth in Section 6(a) of this Agreement are true and correct in all material respects as of the date of this Agreement and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

                           (iv) the Commission has not issued an order
                  preventing or suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or threatened under the Act.

         The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (iii) and (iv) of this subparagraph to be set forth in said certificate.

                  (k) You shall have received a certificate of each Selling Stockholder dated the Closing Date or the Option Closing Date, as the case may be, to the effect that the representations and warranties of such Selling Stockholder set forth in Sections 6(a) and 6(b) of this Agreement are true and correct as of such date and the Selling Stockholder has complied with all the agreements and satisfied all the conditions on the part of such Selling Stockholder to be performed or satisfied at or prior to such date.

                  (l) You and Benesch, Friedlander, Coplan & Aronoff LLP, counsel for the Underwriters, shall have received on or before the Closing Date or the Option Closing Date, as the case may be, such further documents, opinions, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company as you and they shall have reasonably requested from the Company.

         SECTION 9. Effective Date of Agreement, Termination and Defaults. This Agreement shall become effective upon, and shall not be deemed delivered until, the later of (i) execution of this Agreement and (ii) when notification of the effectiveness of the Registration Statement has been released by the Commission.

         This Agreement may be terminated at any time prior to the Closing Date and any exercise of the option to purchase Additional Shares may be canceled at any time prior to any Option Closing Date by the Underwriters by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole or the earnings, affairs, management, or business of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, that would, in the Representatives' sole judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Representatives' sole judgment, is material and adverse and would, in the Representatives' sole judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices for securities on either such exchange or the Nasdaq National Market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, Rule or order of any court or other governmental authority that in the Representatives' sole opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company and the Subsidiaries, (v) the declaration of a banking moratorium by either federal or New York state authorities, (vi) the taking of any action by any Federal, state or local government or agency in respect of its monetary or fiscal affairs that in the Representatives' sole opinion has a material adverse effect on the financial markets in the United States or (vii) there shall be any change in financial markets or in political, economic or financial conditions which, in the opinion of the Representatives, either renders it impracticable or inadvisable to proceed with the offering and sale of the Shares on the terms set forth in the Prospectus or materially adversely affects the market for the Shares,

         If on the Closing Date or on any Option Closing Date, as the case may be, any of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it has agreed to purchase hereunder on such date, and the aggregate number of Firm Shares or Additional Shares, as the case may be, that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed, in the aggregate, 10% of the total number of Shares that all Underwriters are obligated to purchase on such date, each non-defaulting Underwriter shall be obligated, in the proportion which the number of Firm Shares set forth opposite its name in Schedule II hereto bears to the total number of Firm Shares or Additional Shares, as the case may be, that all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date or on the Option Closing Date, as the case may be, any of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, in an amount that exceeds, in the aggregate, 10% of the total number of the Shares, and arrangements satisfactory to you and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Underwriters, the Company and the Selling Stockholders, except as otherwise provided in this Section 9. In any such case that does not result in termination of this Agreement, either you or the Company may postpone the Closing Date or the Option Closing Date, as the case may be, for not longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve a defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

         The indemnity and contribution provisions and other agreements, representations and warranties of the Company, the Selling Stockholders and the Company's officers and directors set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any of the Underwriters or by or on behalf of the Company or any Selling Stockholder or the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Shares and payment therefor hereunder or (iii) termination of this Agreement. Notwithstanding any termination of this Agreement, the Company shall be liable for and shall pay all expenses it has agreed to pay pursuant to
Section 5(l).

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of, and shall be binding upon, the Company, the Selling Stockholders, the Underwriters, any indemnified person referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

         SECTION 10. Effectiveness of Registration Statement. You, the Company and the Selling Stockholders will use your, its and their reasonable commercial efforts to cause the Registration Statement to become effective, if it has not yet become effective, and to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

         SECTION 11. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside cover page, and the statements in the first paragraph, the third paragraph, the third sentence of the sixth paragraph and the eighth paragraph under the caption "Underwriting" in any preliminary prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 6(b) and 7 hereof.

         SECTION 12. Miscellaneous. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to you c/o EVEREN Securities, Inc., 77 West Wacker Drive, Chicago, Illinois 60601-1994, Attention: Syndicate Department, with a copy to Benesch, Friedlander, Coplan & Aronoff LLP, 2300 BP Tower, 200 Public Square, Cleveland, Ohio 44114, Attention: David S. Inglis; if sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company at its corporate headquarters with a copy to Morgan, Lewis & Bockius LLP, 2000 One Logan Square, Philadelphia, Pennsylvania 19103-6993, Attention: Thomas J. Sharbaugh; and if sent to the Selling Stockholders will be mailed, delivered or telegraphed care of the Company, with a copy to Morgan, Lewis & Bockius LLP, 2000

One Logan Square, Philadelphia, Pennsylvania 19103-6993, Attention: Thomas J. Sharbaugh, or in any case to such other address as the person to be notified may have requested in writing.

         THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters, including you.


                                  Very truly yours,

                                  PAMARCO TECHNOLOGIES, INC.

                                  By:      _______________________________
                                  Name:    _______________________________
                                  Title:   _______________________________


                                  SELLING STOCKHOLDERS

                                  By:      _______________________________
                                           Attorney-in-Fact

The foregoing Underwriting Agreement
is hereby confirmed and accepted as of
the date first above written.

EVEREN Securities, Inc.
Janney Montgomery Scott Inc.

         Acting as Representatives of the several
         Underwriters named in Schedule II

         By:  EVEREN Securities, Inc.

              By: _______________________________
                  Maury J. Bell, Managing Director

                                   SCHEDULE I

                                                                                                  MAXIMUM NO.
                                                                      NO. OF FIRM                OF ADDITIONAL
                                                                         SHARES                      SHARES
         SELLING STOCKHOLDER                                           BEING SOLD                 TO BE SOLD
         -------------------                                          -----------                -------------
Bradford Venture Partners, L.P.                                          526,666                   184,333
Bradford Investors, L.P.                                                 309,485                   108,320
Overseas Equity Investors Partners, L.P.                                 298,765                   104,568
Bradford Venture Partners Special Situations, L.P.                         8,653                     3,028
Barbara M. Henagan                                                         7,621                     2,667
Bradford Mills Revocable Trust No. 1 U/D/T 12/3/91                         6,131                     2,146
Bradford Mills Revocable Trust No. 2 U/D/T 12/3/91                         6,131                     2,146
Quentin Corporation (Ward Woods)                                           4,591                     1,607
Charles L. Jaffin                                                          3,926                     1,374
David W. Jaffin                                                            3,759                     1,316
Thomas J. Sharbaugh, Trustee U/A/D 3/17/69                                 3,566                     1,248
Bradford Alan Mills                                                        3,277                     1,147
Belisarius Corporation (Robert D. Lindsay)                                 2,966                     1,038
Richard R. Davis                                                           2,923                     1,023
Elizabeth M. Hardie                                                        2,227                       779
Bradford Alan Mills, Trustee U/A/D 11/4/78
         F/B/O Ross D. Mills                                               1,574                       551
Barbara L. Mills, Trustee U/A/D 12/26/84
         F/B/O Frances Lee Hardie                                          1,504                       526
Barbara L. Mills, Trustee U/A/D/ 2/26/88
         F/B/O Kenneth Ian Hardie                                          1,337                       468
Adam P. Godfrey                                                            1,278                       447
Rodney A. Cohen                                                            1,079                       378
Neil H. Brownstein                                                           788                       276
Cheryl A. Mills U/A/D 3/28/89
         F/B/O Bradford Taybrook Mills                                       650                       228
Thomas F. Ruhm                                                               473                       166
Erwin Hosono                                                                 394                       138
David Cowan                                                                  236                        82
                                                                       ---------                   -------
                                            TOTAL:                     1,200,000                   420,000

                                   SCHEDULE II


                                                         NUMBER OF
                                                        FIRM SHARES
                                                              TO BE
UNDERWRITER                                               PURCHASED
-----------                                             -----------
EVEREN Securities, Inc.............................

Janney Montgomery Scott Inc........................


                                                         ---------
                               TOTAL:                    2,800,000
                                                         =========

                    UNDERWRITING AGREEMENT - DRAFT OF 1/12/98